Exhibit 10.83

Performance-Based Stock Unit Award Certificate

PERSONAL & CONFIDENTIAL

Granted To:	Name
Address
City, State Zip

You have been awarded Performance-Based Stock Units (“PSUs”) of Barnes & Noble, Inc., as described below. Subject to the terms of the Performance-Based Stock Unit Award Agreement and the Amended and Restated Barnes & Noble, Inc. 2009 Incentive Plan (the “Plan”), each PSU constitutes an unfunded and unsecured promise of the Company to deliver to you one share of common stock of Barnes & Noble, Inc., par value $0.001 per share.

Employee ID:	XXXXX

Grant Date:	July 15, 2015	Target Number of PSUs Awarded:	x,xxx

Performance Period: The Performance Period shall be three fiscal years commencing on May 3, 2015 and ending on April 28, 2018.

Performance Metrics: (i) earnings before interest, taxes, depreciation and amortization of the Company retail segment (“EBITDA”) and (ii) revenue of the Company retail segment (“Revenue”); provided, however, EBITDA and Revenue shall be adjusted to exclude (1) any costs and expenses relating to any effort to prepare for or implement, or resulting from, a partial or complete separation of one or more of the Company’s businesses; if the distribution by the Company of all of the outstanding shares of Barnes & Noble Education, Inc. (“BNED”) common stock owned by the Company occurs prior to the end of fiscal year 2016; (2) any costs and expenses relating to the Retail/NOOK integration; (3) non-routine litigation expenses, such as derivative actions; and (4) the termination of the Company’s Employees’ Retirement Plan, in each case, as determined in accordance with generally accepted accounting principles and identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis with respect to the financial statements as filed with the U.S. Securities and Exchange Commission.

Performance Vesting: 50% of the Target Number of PSUs Awarded will vest based on the EBITDA level achieved during the Performance Period (the “EBITDA PSUs”) and 50% of the Target Number of PSUs Awarded will vest based on the Revenue level achieved during the Performance Period (the “Revenue PSUs”), as set forth below.

Performance Period EBITDA Level (in millions)	% of EBITDA PSUs Vested
0%
50% — < 100%
100% — < 150%
150%

Performance-Based Stock Unit Award Certificate

Performance Period Revenue Levels (in millions)	% of Revenue PSUs Vested
0%
50% — < 100%
100% — < 150%
150%

For any amounts calculated under this Certificate that fall between two percentages set forth in the right columns above that are between 50% and 150%, the percentage of the number of applicable PSUs that vest shall be interpolated in a straight line between the two relevant percentages, rounded to the nearest whole percentage.

Time Vesting: Except as otherwise as set forth in the Performance-Based Stock Unit Award Agreement, you must be continuously employed by the Company or any of its Affiliates during the entire Performance Period in order to vest in any portion of the Target Number of PSUs Awarded.

By your signature below, you agree that these PSUs are awarded under and governed by the terms and conditions of the Plan, the Performance-Based Stock Unit Award Agreement and the Insider Trading Policy, all of which are attached and made a part of this document.

Signature:	Date:

NOTE: If there are any discrepancies in the name or address shown above, please make the appropriate correction on this form.

PLEASE RETURN TO:

Barnes & Noble, Inc.

1400 Old Country Road

Westbury, New York 11590

Attn: Cheryl Caponi, Human Resources

(516) 338-8471

2